EXHIBIT 99.1

         NOVA Chemicals and Dietrich Metal Framing Form Joint Venture to
                 Produce New, Energy-Efficient Building Systems


      PITTSBURGH--(BUSINESS WIRE)--July 20, 2006--NOVA Chemicals Corporation (NYSE:NCX) and Dietrich Metal Framing, a Worthington Industries company (NYSE:WOR), today announced they have formed a 50:50 joint venture that will develop and manufacture durable, energy-saving composite construction products and systems.
      The joint venture combines Dietrich's expertise in light-gauge steel framing with NOVA Chemicals' expandable polystyrene (EPS) technology to produce strong, efficient building systems for residential and light commercial use.
      "We are very pleased to partner with Dietrich, the industry leader in metal framing, to introduce construction products that meet the growing demand for durable, energy-saving structures that are also cost-effective to build," said Tony Torres, vice president of NOVA Chemicals' Building and Construction business.
      The joint venture's building products will provide many advantages to building owners and homeowners over traditional wood construction including lower heating and cooling costs, improved strength and durability under adverse weather conditions and resistance to termites and mold. The joint venture's panelized composite building systems also are expected to reduce labor costs and time-to-completion over "stick-built" construction.
      "By combining the extensive experience of NOVA Chemicals and Dietrich in manufacturing and construction, we can offer innovative construction products that feature the design advantages and strength of steel as well as the thermal and sound insulation of EPS," said Ed Ponko, president of Dietrich Metal Framing.
      The new joint venture is expected to be fully operational by January 2007 and will have offices in Pittsburgh. Andy Claypole, currently director of NOVA Chemicals' Building and Construction business, will serve as president and general manager of the new joint venture. "We are delighted to introduce construction products that help builders stay competitive in a dynamic and demanding marketplace
- and help building owners reduce ownership costs," said Claypole.

      Dietrich Metal Framing, a Worthington Industries company (NYSE:WOR), operates 26 manufacturing locations throughout the U.S. and Canada. Dietrich is the leading manufacturer of light-gauge metal framing and finishing products, systems and services for commercial and residential construction. Dietrich offers the largest selection of cold-formed steel framing and drywall finishing products including drywall and structural metal stud framing, contour flexible track framing, floor joists, roof trusses, metal lath, fire-rated assemblies including h-stud for area separation and CT studs for shaft walls. Dietrich also offers one of the largest selection of clips and connectors, numerous deflection systems including slotted slip track and an extensive line of metal, vinyl and paper-faced corner beads and trims.

      Worthington Industries is a leading diversified metal processing company with annual sales of nearly $3 billion. The Columbus, Ohio-based company is North America's premier value-added steel processor and a leader in manufactured metal products such as automotive aftermarket stampings, pressure cylinders, metal framing, metal ceiling grid systems and laser-welded blanks.
      Founded in 1955, the company operates under a long-standing corporate philosophy rooted in the golden rule, with earning money for its shareholders as the first corporate goal. This philosophy, an unwavering commitment to the customer and one of the strongest employer/employee relationships in American industry, serves as the company's foundation.

      NOVA Chemicals produces plastics and chemicals that are essential to everyday life. The company develops and manufactures materials for customers worldwide that produce consumer, industrial and packaging products. NOVA Chemicals works with a commitment to Responsible
Care(R) to ensure effective health, safety, security and environmental stewardship. NOVA shares are traded on the Toronto and New York stock exchanges as NCX. Visit NOVA Chemicals on the Internet at www.novachemicals.com.

      Safe Harbor Statement

      The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 ("the Act"). Statements by the company, which are not historical information constitute "forward looking statements" within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected.
Factors that could cause actual results to differ materially include risks described from time to time in the company's filings with the Securities and Exchange Commission.

      (Photographs are available upon request.)

      Responsible Care(R) is a registered trademark of the Canadian Chemical Producers' Association (CCPA) in Canada and is a registered service mark of the American Chemistry Council (ACC) in the United States.


    CONTACT: NOVA Chemicals:
             Stephanie Franken, 412-490-4292
             frankes@novachem.com
             OR
             Worthington Industries:
             Cathy M. Lyttle, 614-438-3077
             cmlyttle@worthingtonindustries.com